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                                                                EXHIBIT h (5)(c)


                                 AMENDMENT NO. 2
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Master Administrative Services Agreement (the "Agreement"), dated September 11, 2000, by and between AIM Advisors, Inc., a Delaware corporation, and AIM Advisor Funds, a Delaware business trust, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                                AIM ADVISOR FUNDS




PORTFOLIOS                               EFFECTIVE DATE OF AGREEMENT
----------                               ---------------------------

AIM International Core Equity Fund           September 11, 2000

AIM Real Estate Fund                         September 11, 2000"


         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: July 1, 2002
                                              AIM ADVISORS, INC.

Attest:  /s/ Lisa A. Moss                     By:    /s/ Robert h. Graham
         --------------------------------            --------------------------
         Assistant Secretary                         Robert H. Graham
                                                     President


(SEAL)


                                              AIM ADVISOR FUNDS


Attest:  /s/ Lisa A. Moss                     By:    /s/ Robert H. Graham
         --------------------------------            --------------------------
         Assistant Secretary                         Robert H. Graham
                                                     President

(SEAL)